ONI BIOPHARMA INC.

December 19, 2008

Audio Release Script

Good afternoon, ladies and gentlemen this is Dr. Jeffrey Hillman. I’m the  Chief Scientific Officer of ONI BioPharma, and I would like to welcome you to ONI BioPharma’s audio release addressing recent frequently asked questions.  Before I introduce Stanley Stein, who is the Chief Executive Officer of the Company,  I would like to give you the usual caveats required by law.

First, I’d like to remind everyone that the answers to the frequently asked questions contain certain statements regarding the Company’s plans and expectations which are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934 as amended and are made pursuant to the Safe Harbor provisions of the Securities Litigation Reform Act of 1995. ONI BioPharma intends for these forward-looking statements to be covered by the Safe Harbor provisions for forward-looking statements.  In addition, words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “should,” “would,”  and  “will” or  variations of such words and similar expressions are intended to identify such forward-looking statements.

These statements are not guarantees of future performance and are inherently subject to risks, uncertainties, and other factors, many of which are beyond the Company’s control, which could cause actual results and outcomes to differ materially from those contained in the forward-looking statements. Consequently, the information we provide in the forward-looking statements made in these answers to FAQs should not be viewed as indicative of our performance in future periods.  The “Risk Factors” sections of our annual and quarterly reports discuss important factors that we are currently aware of that could cause or contribute to differences between the forward-looking statements made in these answers to FAQs and our actual results,

All forward-looking statements are made as of December 19, 2008 and ONI BioPharma expressly disclaims any obligation to update, amend or clarify them other than as may be required by law. Risks that can cause actual results to differ materially from those set forth or implied by any forward-looking statements can be found in ONI BioPharma’s filings with the Securities and Exchange Commission (SEC) which are available at www.sec.gov.

This audio release does not constitute the offering of any securities for sale. The Company's securities may not be offered or sold absent registration under applicable securities laws or an exemption from registration. Any public offering of the securities of the Company will be made by means of a prospectus that will contain detailed information about the offering and the Company.

The answers to FAQs in this audio release will remain available on our web site until December 30, 2008.  In addition, contemporaneously with the posting of these answers to FAQs on our web site, a transcript of these answers is being filed with  a Form 8-K and will be available on the web site of the Securities and Exchange Commission, www.sec.gov.

Now I’d like to introduce Stanley Stein, Chief Executive Officer of ONI BioPharma and begin the question and answer.

General FAQs

What are the four business divisions the Company currently operates?

ONI BioPharma is a multi-faceted biopharmaceutical company. As a result of the transformation and strategic initiatives we determined to undertake, the Company now consists of four distinct divisions: the Consumer Products division with Probiora3™, Evora™ and LPT3-04™; the Diagnostic division with PIVIAT™ and PCMAT™ platform technologies; the Antibiotics division with DPOLT™ lantibiotic synthesis platform; and the Replacement Therapy with SmaRT™ Replacement Therapy technology.

All of these divisions present unique and different potential opportunities for the Company which we are actively working on pursuing.  In this regard, ONI BioPharma has made great strides operationally over the past several months with respect to each separate division.

When does the Company expect to generate revenue?

We expect to generate revenue from consumer products in 2009 both in the U.S. and internationally. This revenue is expected to help support our Diagnostic, Antibiotic and Replacement Therapy divisions in the future, however the Company will need to raise additional funding in order to fully execute its business strategy. The Company is currently evaluating various funding alternatives.

FAQs regarding recent developments and strategic initiatives

What are the significant recent developments in the Consumer Products division?

The Consumer Products initiative is moving forward rapidly with the launch of products branded from our Probiora 3™ product technology.  This technology provides us with a pipeline of potential products under our Evora brand name.  This pipeline includes the EvoraPlus™ for the general consumer market, EvoraPet™ for the pet markets, particularly cats and dogs; and EvoraKids™, for prevention of dental caries in children. During the fourth quarter we are very pleased to have received initial orders for EvoraPlus™ . We anticipate the next Evora product that we will launch will be EvoraPet™ in the second or third quarter of 2009.

In addition to the Consumer Products provided by our Probiora 3™ technology we have our small molecule weight management for which we filed a U.S. patent application, which is referred to by us as LPT3-04™.  LPT3-04™ is a naturally occurring substance.  Our strategy for this weight management agent is similar to that with our probiotic.  We plan on developing a bifurcated strategy in which we market the technology as an active ingredient for licensing or provide labeling while we also develop a house brand to market to consumers directly and through mass retail, including configurations for the pet market.  We are currently in the process of developing a delivery system for LPT3-04™ with a goal of optimizing consumer satisfaction and expected weight loss results. We expect to launch our initial weight management product in the second quarter of 2009.

What progress has the Company made regarding the launching of EvoraPlus™ ?

We believe ONI has made significant progress regarding the launch of EvoraPlus™. ONI has three primary channels in which it will market EvoraPlus™: (1) Mass Retail, (2) Direct to Consumer (“DTC”), or (3) Dental Professionals. Regarding the Mass Retail channel, ONI has retained an experienced team of brokers to market the product to the largest retailers in the United States. Several initial meetings with several major retailers have already taken place. As mentioned, several initial orders have been received. ONI also plans on marketing through one or more television shopping networks in the next quarter. In the DTC channel, a one-minute spot television ad is currently in production and will run in key markets once product manufacturing has been completed. ONI has also developed an Internet strategy to market the product directly through our www.evoraplus.com website. We have made significant progress in meeting with Dental Professionals as well. Lastly, we plan on aggressively marketing our products in Mexico and Latin America through our recently-formed Mexican Subsidiary. We anticipate that we will begin selling and distributing EvoraPlus™ in Mexico in the first half of 2009.

Since our Consumer Products have Generally Recognized as Safe or “GRAS” status, we will not incur the regulatory cost and time associated with the FDA approval process. This significantly reduces our costs and allows us to bring our products to market much quicker for faster generation of potential revenue.

What are the significant recent developments in the Diagnostic division?

Another strategic initiative we are currently focused on is our Diagnostic division through our PIVIAT™ and PCMAT™ platforms, to generate targets associated with the natural onset and progression of infections, and other diseases in humans, animals and agriculture products.  The first major commercial effort that we have undertaken utilizing the PCMAT™ platform has been to extract genetic targets from tissue samples containing colorectal cancer.  Colorectal cancer affects millions of people worldwide.  The current screening method of choice in the detection of colorectal cancer is the use of a colonoscopy.  Due to the invasive nature and cost of colonoscopies, patient compliance is low.  As such, many cases of bowel cancer go undetected until the cancer has reached an advanced stage.  Using the PCMAT™ diagnostic platform, we have discovered what we believe to be unique genetic markers that appear during the earliest stages of colorectal cancer.  As announced, we recently entered into a Collaboration Agreement with a major, global diagnostics company regarding our gene targets for various stages of colorectal cancer that we discovered using the PCMAT™ platform.  We are excited and optimistic about this initial collaborative effort and the possibilities for these diagnostic platforms.

We have also initiated a new internal program for both the PIVIAT™ and PCMAT™ platforms.  Under this initiative we expect to augment our development work by including the validation of gene targets we have discovered through the use of the platforms.  We anticipate that this will in turn make our gene targets more valuable and decrease time to market for any test that utilizes them. Our goal is to further validate and reduce the number of markers for each platform. The further we can refine the markers in development the more value we believe can be realized in a future sale, joint venture or licensing arrangement with testing companies or other health care entities.

What are the significant recent developments in the Antibiotics division?

The cornerstone of our Antibiotics division is the DPOLT™ (which is Differentially Protected Orthogonal Lantionine Technology) Synthetic Chemistry Platform, which affords us the ability to synthesize a unique class of antibiotics known as lantibiotics.
This platform will enable large scale, cost effective production of clinical grade MU1140 and 50 other known lantibiotics.  DPOLT™ is anticipated to lead to 6-10 new antibiotics with novel mechanisms of action.  This represents a substantial potential pipeline of antibiotics to replace ones that are currently declining in efficacy due to the development of bacterial resistance.

Although there are now over 50 different known lantibiotics, this is the first report of a cost-effective method for producing one in sufficient amounts and with sufficient purity to enable comprehensive testing and commercial viability.

This initial antibiotic is very closely related to ONI’s lead antibiotic, MU 1140, which has the potential to treat a wide variety of infections, including those caused by MRSA and other drug resistant Gram positive bacteria.  Domestically, hospital-borne infections have been on the rise, with an estimated two-million patients contracting dangerous infections annually leading to one-hundred-thousand deaths.  Preliminary studies also indicate that MU 1140 may be the first new antibiotic in 35 years for the treatment of tuberculosis.  In addition to MU 1140, this technology will allow us to synthesize all 50 of the known lantibiotics and to conveniently modify their structures in order to improve their usefulness as antibiotics for the treatment of infectious diseases.

As a first step in further development, the Company has retained Almac Sciences, a leading contract manufacturer, to refine and scale-up GMP production of the synthetic MU 1140 analog to achieve sufficient quantities to permit full testing for regulatory approval.  It is estimated that the regulatory process will take a minimum of three years before this drug could become available.  Other lantibiotics are expected to follow as they are developed and tested.

Our ability to conduct such trials will depend on the availability of funding for the trials.  We will also be able to scale production such that it will be sufficient to allow us to commercialize synthetic MU 1140.  Only after all phases of FDA clinical trials, or equivalent clinical trials required by other regulatory bodies, have been successfully completed and we have received the appropriate approvals will we be in a position to begin marketing.

What are the recent developments in the Replacement Therapy division and the Company’s international strategic initiatives?

We have developed a comprehensive, global strategy. Although we are domiciled in the United States, we feel that there are numerous advantages in utilizing overseas talent and markets for a variety of our products and technologies. Some of the initiatives that are currently in progress are:

France and elsewhere in Europe: ONI also expects to pursue several initiatives in France and elsewhere in Europe.  For example, ONI is in discussions with the key French agencies and authorities about the establishment of significant operations in France, after receiving appropriate regulatory approvals.  The Company further expects to conduct clinical trials for a number of products in France and elsewhere in Europe. The plan would be to have our products registered in all EU countries once approved in France. Lastly, ONI plans on establishing a major marketing initiative in Europe for its Consumer Products. These products would also be expected to be manufactured in Europe.

Mexico: We recently formed a Mexican Subsidiary.  We anticipate that this Subsidiary will provide us with several advantages including reduced cost for clinical trials and access to the Latin American markets.  We expect to begin marketing EvoraPlus™ in Mexico as soon as regulatory approval is achieved.  We will also initiate further clinical trials for our SMaRT™ Replacement Therapy technology which provides a one-time application for life-time prevention of dental caries (tooth decay).  We have also begun the process of forming a collaboration with the Instituto de Biolotecnología, Universidad Nacional Autónoma de México (or “IBUNAM”), the premier biotechnology institute in Mexico generally recognized as having the best and brightest scientists in Mexico.  We expect to work with IBUNAM on several projects including projects to discover novel gene targets using our PIVIAT TM and PCMATTM platforms. We are encouraged by the initial interest and prospects presented by this move for our replacement therapy and as we have indicated, we believe Mexico provides us with a unique avenue to possibly expedite the regulatory approval process for our SMaRT Replacement Therapy and thereafter have replacement therapy enter the market place and begin to provide the benefits we anticipate can be experienced from it.

We believe we are making tremendous strides in dealing strategically with the approval process, however, please do not forget that some of our strategic initiatives are in a highly regulated product environment and while we are doing everything we can to expedite the testing and regulatory review processes there can be no assurance given as to when the Mexican government’s approval process will be satisfactorily completed and provide us with the opportunity to market our replacement therapy product or other technologies.  We also believe that the Mexican market provides us with an opportunity to market our other products and presents an opportunity to launch into other markets by way of Mexico’s treaties with other countries.

South America : ONI is exploring partnerships or strategic collaborations in Chile, which may lead to the licensing of its products in Chile or further collaboration similar to that in Mexico.

Mutual Recognition: We are contemplating several strategies that will allow us to leverage our Subsidiaries and expedite or facilitate entry into alternative markets. One such example is through mutual recognition.  Our Mexican Subsidiary will utilize Mexican treaty benefits with Spain in furtherance of the commercialization of its products in Spain. Utilizing EU mutual recognition provisions, ONI and its subsidiaries will further commercialize its consumer products and diagnostic platforms in other EU member states.

FAQs Regarding the OTC.BB and trading in the Company’s common stock

Where will quotations for the Company’s stock be available in the U.S.?

Effective December 22, 2008, quotations for the Company’s common stock will be available on the OTC Bulletin Board in the United States.

What is the OTC Bulletin Board (OTC.BB)?

The OTC.BB is a quotation service for securities. NASDAQ operates the OTC.BB service and permits FINRA members to quote any OTC security that is current in its required SEC regulatory filings.  However, the OTC.BB is not part of NASDAQ and securities quoted on the OTC.BB are not listed on NASDAQ.

What are the eligibility requirements for the OTC.BB and who are our market makers?

In order for a security to be eligible for quotation by a market maker on the OTC.BB, the security must be registered with the SEC and the issuer must be current in its required filings with the SEC.  A market maker must sponsor the security before it can initiate a quote in a specific security on the OTC.BB.  Our market makers are Murphy Durier and GunnAllen Financial.

How do I buy or sell stock quoted on the OTC.BB?

The process of buying or selling OTC.BB stock is the same as buying or selling any other stock. You must open an account with a broker (a party that executes buy and sell orders). You cannot buy OTC.BB stock directly from the OTC.BB or the OTCBB.com.

What is the Company’s OTC.BB stock symbol?

The Company’s stock symbol is “ORNI”.

Where can I find price quotes for the company’s stock?

You should be able to find quotes from the same sources you previously used other than AMEX.

You can also obtain quotes at OTCBB.com.

FAQs For French Investors

What is a direct listing?

If a company is listed on another exchange, it may carry out a direct listing on Alternext, with no capital raising.

What is the benefit of a direct listing? Why in France?

Alternext was created to allow small and midsized companies to access the financial markets through an alternative route that has easier requirements and meets their aims and aspirations. Alternext is tailored to the needs of small- and mid-caps that wish to come to the equity market and benefit from streamlined listing conditions.

Companies having made a direct listing on Alternext are not required to make a simultaneous public offering. By meeting minimum listing requirements, ONI did not have to file a prospectus requiring approval by the French securities regulator, the Autorité des marchés financiers (AMF), but rather just an offering circular. Therefore, the admission procedure was short (about a month).

ONI’s management chose Alternext because of the organizational structure of Alternext, which can be considered as a next generation market that has a real policy to attract innovative companies by offering a broad range of support and services in connection with their listing.
ONI’s decision to list in Paris, in light of the current market conditions, was a strategic move for the growing company. Listing on Alternext Paris grants ONI direct access to a whole new sector of investors and significantly expands its potential for capital growth.

This listing made ONI the first US-based company to be traded on Alternext Paris, which is part of the leading platform in Europe for biotechnology companies. As a result of such listing, ONI is included in the NYSE Euronext Next Biotech index (www.euronext.com/nextbiotech).

Why such timing?

ONI’s Alternext Paris listing is an integral part of the ambitious commercial strategy we have implemented. In particular, ONI has now begun sales in the United States of EvoraPlusTM, its first probiotic that helps maintain dental and oral health, designed for the general consumer market.

The Alternext Paris listing demonstrates ONI’s confidence in the success of the launching of EvoraPlusTM and its willingness to be seen as a major and long-term player through the combination of its international listing and the future marketing of its other products in the United States and internationally.

Will a French institutional or individual shareholders be able to buy ONI shares in France without being overcharged with brokerage fees? How will the trading volume in France be established?

As is the case for other companies listed on Alternext, French investors may place their orders through their usual broker. The brokerage fees should be the same as for other companies listed on Alternext.

ONI’s shares are traded through a daily call auction held at 3:30 pm. The settlement takes place three days after the trading, as is the case for any operation on the Paris stock market.

ONI is not eligible to benefit from the Deferred Settlement Service (SRD), or to be included in a French Individual Retirement Account (PEA).

FAQs on long-term prospects

What are the Company’s long term prospects?

Obviously, we remain very optimistic about the company's long term prospects. Our core business initiatives are doing well and are on track and we have commercialization initiatives underway with additional products in the pipeline. And again we're not forgetting the need to continue to focus on strong cost controls as well as improving our cash position.

Ladies and gentlemen, that's the end of the audio release and thank you for listening.